UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2018

PERSPECTA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, VA	20151
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (571) 313-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure
Pursuant to the Separation and Distribution Agreement, dated as of May 31, 2018 by and between DXC Technology Company (“DXC”) and Perspecta, DXC completed the previously announced separation of its U.S. Public Sector business, which was accomplished by the pro-rata distribution at 11:59 pm EDT on May 31, 2018 of all the issued and outstanding common stock, par value $0.01 per share, of Perspecta to DXC's stockholders of record as of the close of business on May 25, 2018, the record date for the distribution (the “Spin-Off”). As a result of the Spin-Off, Perspecta is now an independent public company, and its common stock began regular-way trading under the symbol “PRSP” on the New York Stock Exchange on June 1, 2018.
Additionally, on May 31, 2018 immediately following the Spin-Off, pursuant to the Agreement and Plan of Merger, dated as of October 11, 2017 (the “Merger Agreement”), by and among Perspecta, DXC, Ultra First VMS Inc. (“Vencore Merger Corp”), Ultra Second VMS LLC (“Vencore Merger LLC”), Ultra KMS Inc. (“KeyPoint Merger Sub”), Vencore, KeyPoint, The SI Organization Holdings LLC, and KGS Holding LLC:

•	KeyPoint Merger Sub merged with and into KeyPoint (the “KeyPoint Merger”), with KeyPoint surviving the KeyPoint Merger;

•	concurrently with the KeyPoint Merger, Vencore Merger Corp merged with and into Vencore (the “First Vencore Merger”), with Vencore surviving the First Vencore Merger,

•
immediately after the KeyPoint Merger and First Vencore Merger, Vencore merged with and into Vencore Merger LLC (the “Second Vencore Merger” and, together with the KeyPoint Merger and the First Vencore Merger, the “Mergers”), with Vencore Merger LLC surviving the Second Vencore Merger.

As a result of the Mergers, Vencore and KeyPoint are now direct wholly owned subsidiaries of Perspecta.
This Current Report on Form 8-K is being furnished to make available certain supplemental pro forma condensed combined financial information of Perspecta for each of the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018. Perspecta believes that this information could be helpful in understanding the historical performance of Perspecta had the Spin-Off and Mergers been completed on April 1, 2017.
The following unaudited supplemental pro forma condensed combined financial information of the combined company is attached hereto as Exhibit 99.1 and incorporated herein by reference:

(i)	Unaudited Supplemental Pro Forma Condensed Combined Statement of Operations for each of the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018.

(ii)	Unaudited Supplemental Pro Forma Combined Adjusted EBITDA for each of the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018.

(iii)
Unaudited Supplemental Pro Forma Combined Adjusted Net Income and Diluted Earnings Per Share for each of the quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, and for the fiscal year ended March 31, 2018.

In addition, consistent with our expectations at the time of the May 14th Investor Day, on June 1, 2018, we divested a classified contract and recognized a pre-tax gain on the sale of approximately $24 million, which will be recognized in the unaudited condensed consolidated and combined statement of operations for the quarter ended June 30, 2018.  The results of operations of this contract are included in the unaudited supplemental pro forma condensed combined financial information in the attached Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, only if and to the extent such subsequent filing specifically references the information incorporated herein.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed herewith.

Exhibit No.	Description of Exhibit

99.1	Unaudited Supplemental Pro Forma Condensed Combined Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated: July 19, 2018	By:	/s/ John P. Kavanaugh
	Name:	John P. Kavanaugh
	Title:	Senior Vice President and Chief Financial Officer